EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-217480, 333-236121 and 333-255485 on Form S-8, Registration Statement No. 333-233567 on Form S-3 and Registration Statement No. 333-236608 on Form S-1 of Edesa Biotech, Inc. of our report dated December 28, 2021, relating to the consolidated financial statements of Edesa Biotech, Inc. for the years ended September 30, 2021 and 2020, which report appears in this Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

December 28, 2021